Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas to Apply for Advanced Biofuels Grant to Produce Multi-Fuel Gasification System

Leverages Years of Innovative Gasification Designs and Supported by Existing Patents and Provisional Patent Application

TAMPA, FL – October 2, 2017 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company is applying for an innovative grant to produce a multi-fuel gasification system which is small, efficient and cost effective. The grant is supported by the Small Business Innovation Research Program, National Institute of Food & Agriculture and is led by the United States Department of Agriculture, which recently awarded MagneGas its first grant. The stated purpose of the grant is to develop a new type of gasification system which follows the principles of clean coal technology, by transforming low efficiency fuels such as coal or wood, and gasifying it into a syngas.

“Our first federal grant from the USDA opened the door to a variety of additional grants associated with small gasification systems utilizing off the shelf components. This latest application relates to our fourth-generation design, which is under development, to gasify a variety of solid and liquid fuels,” commented MagneGas CEO Ermanno Santilli. “Typical gasification systems are quite large, costing upwards of hundreds of millions of dollars and are not multi-fuel capable. We believe our fourth-generation gasification systems are ideally suited to more efficiently gasify a variety of materials such as wood, plastics and liquids. Using the knowledge we gained from our years of experience in small gasification systems, I am confident that we can leverage this expertise to develop even more flexible gasification technologies that can process a myriad of solid and liquid fuels into a syngas with a wide range of applications.”

“Our innovative gasification system, supported by multiple patents, has operated with many different feedstocks over the years, which has prepared us for this next important evolution of our systems--namely a fourth-generation gasification system with multi-fuel capability,” commented MagneGas CFO Scott Mahoney. “This grant and others play to MagneGas’ strengths, especially as it relates to small systems which are economically produced using our breakthrough technology. The blue-sky revenue opportunity associated with a multi-fuel capable gasification system, already supported by our existing patents and a new provisional patent application, is significant to the company and to our shareholders.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

The MagneGas IR App is now available for free in Apple's App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.